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EXHIBIT 23.4

                        CONSENT OF JOHNSON, MILLER & CO.
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
                  ---------------------------------------------

We hereby consent to the incorporation by reference in the S-8 Registration Statement of Allis-Chalmers Energy Inc. of our report dated February 5, 2005 relating to the financial statements of Downhole Injection Services, LLC as of November 30, 2004 and December 31, 2003 and for the eleven months ended November 30, 2004 and the year Ended December 31, 2003.








                                             /s/ JOHNSON, MILLER & CO.
                                             -------------------------

MIDLAND, TEXAS
JULY 28, 2005